Exhibit 99.1

FOR IMMEDIATE RELEASE

STREAM GLOBAL SERVICES, INC. ANNOUNCES

SEPTEMBER 30, 2008 THREE AND NINE MONTH FINANCIAL RESULTS

BOSTON, MA – November 19, 2008 – Stream Global Services, Inc (AMEX:OOO) today reported financial results for its fiscal 2008 third quarter, which ended September 30, 2008. On July 31, 2008, Stream Global Services, Inc. (“SGSI”) (formerly known as Global BPO Services Corp.) completed its acquisition of Stream Holdings Corporation (“SHC”). As a result, the consolidated condensed statements of operations include the results of operations of SGSI for all periods presented, and of SHC for only the period from July 31, 2008 through September 30, 2008. The balance sheet at September 30, 2008 includes the balances of SGSI, including its wholly owned subsidiary SHC. These financial results also include non-GAAP pro forma combined results of operations for SGSI and SHC as if they had been combined since January 1, 2007. These financial results also include certain pro forma non-GAAP information that management believes will make it easier for the reader to better understand our results. Prior to July 31, 2008, SGSI was a blank check company formed for the purpose of seeking to acquire an operating company. Accordingly, we had no revenues prior to July 31, 2008 because we were in the development stage. The following describes the significant transactions we have recently completed.

•

On October 23, 2007, we consummated our initial public offering (“IPO”) from which net proceeds of $246.3 million, which were deposited into a trust account. On July 31, 2008, we consummated the acquisition of SHC. The transaction was valued at $130.3 million for accounting purposes (which reflected the $200 million purchase price less assumed indebtedness, transaction fees, employee transaction related bonuses, professional fees, stock option payments and payments for working capital).

•	On July 31, 2008, holders of 8.9 million shares of our common stock exercised their conversion rights and we paid an aggregate of $70.6 million to such holders.

•

On August 7, 2008, we issued 150,000 shares of our Series A Convertible Preferred Stock, $0.001 par value per share for an aggregate purchase price of $150 million to Ares Corporate Opportunities Fund II, L.P., (“Ares”). The Series A Convertible Preferred Stock is convertible at the option of Ares into 25 million shares of our common stock at an initial conversion price of $6.00 per share.

•	On September 5, 2008, we completed a self-tender offer pursuant to which we purchased 20.7 million shares of our common stock at a price of $8.00 per share, for a total consideration of $166 million.

Revenue for both the three and nine month periods ended September 30, 2008 was $81.5 million as compared to zero in the prior year on a GAAP basis. On a pro forma combined non-GAAP basis, revenue for the three-month periods ended September 30, 2008 and 2007 would have been $124.5 million and $113.8 million, respectively, an increase of 9.4%. On a pro forma combined non-GAAP basis, revenue for the nine-months ended September 30, 2008 and 2007 would have been $393.6 million and $345.6 million, respectively, an increase of 13.9%.

GAAP net loss for the three months ended September 30, 2008 and 2007 was $919,000 and $11,000, respectively. GAAP net income for the nine months ended September 30, 2008 was $942,000 compared to a net loss for the nine months ended September 30, 2007 of $18,000. On a pro forma non-GAAP basis, adjusted earnings before interest taxes depreciation and amortization (“Adjusted EBITDA”) for the three months ended September 30, 2008 and 2007 would have been $7.2 million and $2.8 million, respectively or a 157% increase. On a pro forma non-GAAP basis, Adjusted EBITDA for the nine-months ended September 30, 2008 and 2007 would have been $20.0 million and $12.6 million, respectively (see attached Reconciliation of GAAP to non-GAAP Information) or a 59% increase.

Scott Murray, Chairman and Chief Executive Officer of SGSI said; “We are pleased with the progress we have made since the acquisition of SHC on July 31, 2008. We have recently sold a number of new logo clients in the computing, telecommunications and software industry segments. We are also expanding our global solution center footprint. We have acquired an El Salvador based Spanish-speaking service center and are in process of opening a Philippines based operation. Combined, these two service centers will expand our service capacity by over 3,000 technicians. We have made a good start improving the operating performance of the business and have added a number of experienced industry executives in the areas of sales, client management, marketing, operations and finance since the acquisition.”

For more information contact:

Stephen Farrell, EVP and Chief Financial Officer

(508) 517-3248

stephen.farrell@stream.com

Safe Harbor

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and our belief about a reversal in a deferred tax liability provision. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to grow profitably and receive approval for lower tax rates under PRC law and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended September 30, 2008.

SGSI does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof.

References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of SGSI’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of SGSI’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how SGSI defines non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP Information,” certain items noted on each such specific schedule are excluded from the non-GAAP financial measures.

SGSI’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of SGSI’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by SGSI’s management in their financial and operating decision-making because management believes they reflect SGSI’s ongoing business in a manner that allows meaningful period-to-period comparisons. SGSI’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating SGSI’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect SGSI’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on SGSI. Management compensates for these limitations by also considering SGSI’s financial results in accordance with GAAP.

About Stream Global Services, Inc. (SGSI)

Stream Global Services, Inc. (“SGSI”) is a leading provider of integrated business process outsourcing services such as web and data hosting, technical support, customer retention and recovery services, warranty support, customer care and other professional services for Fortune 1,000 clients in the technology, software, computing, consumer electronics, media and communications sectors. SGSI has more than 14,000 technical experts and other employees across 32 service solution centers in 18 countries.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

(US GAAP Basis)	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2008	Period Ended June 26, 2007 to September 30 2007
Revenues	$81,537	$—	$81,537	$—

Gross profit	31,008	—	31,008	—

Selling, general and administrative expenses	25,647	9	26,194	(15)
Depreciation and amortization	3,990	—	3,997	—

Operating income (loss)	1,371	(9)	817	(15)
Total other (income) loss and interest (income) expense	533	(2)	(2,952)	3

Income (loss) before taxes	838	(11)	3,769	(18)
Income taxes	1,757	—	2,827	—

Net Income (loss)	$(919)	$(11)	$942	$(18)
Preferred stock beneficial conversion feature, accretion and dividends	50,599	—	50,599	—

Net income (loss) available to common shareholders	$(51,518)	$(11)	$(49,657)	$(18)

Earnings per share available to common shareholders:
Basic and Diluted	$(2.12)	$0.00	$(1.78)	$0.00

Shares used in computing per share:
Basic and diluted	24,347	8,203	27,907	7,780

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands)

(US GAAP based)	September 30, 2008	December 31, 2007	Predecessor SHC December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$31,465	$247,461	$12,577
Accounts receivable	100,044	—	115,794
Other current assets	10,219	1,065	10,543

Total current assets	141,728	248,526	138,914
Equipment and fixtures, net	39,596	27	36,656
Goodwill and intangible assets	138,447		8,066
Other long term assets	10,800	165	9,780

Total assets	$330,571	$248,718	$193,416

Liabilities and Stockholders’ Equity
Current liabilities	$79,540	$8,563	$148,685
Long-term debt	66,189	—	22,294
Other long-term liabilities	33,603	—	15,085

Total liabilities	179,332	8,563	186,064

Common stock subject to conversion	—	73,875	—
Stockholders’ equity and preferred stock *	151,239	166,280	7,352

Total liabilities and stockholders’ equity	$330,571	$248,718	$193,416

* September 30, 2008 includes $144,552 of redeemable convertible preferred stock

STREAM GLOBAL SERVICES, INC.

PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue	$124,536	$113,832	$393,622	$345,645
Direct cost of revenue	78,707	76,312	253,205	229,017

Gross profit	45,829	37,520	140,417	116,628

Operating expenses:
Selling, general and administrative expenses	39,535	34,619	121,323	103,639
Depreciation and amortization expense	5,938	5,025	17,460	14,488

Income (loss) from operations	356	(2,124)	1,634	(1,499)
Total other (income) expenses, net	554	505	5,571	4,942

Income (loss) before provision for income taxes	(198)	(2,629)	(3,937)	(6,441)
Provision for income taxes	2,528	2,896	7,975	4,085

Net income (loss)	$(2,726)	$(5,525)	$(11,912)	$(10,526)

Pro forma Adjusted EBITDA:
Pro forma income (loss) from operations	$356	$(2,124)	$1,634	$(1,499)
Pro forma Depreciation and amortization expense	5,938	5,025	17,460	14,488
Other pro forma non-recurring and non-cash items included in SG&A	862	(120)	(887)	(407)

Pro forma Adjusted EBITDA	$7,156	$2,781	$19,981	$12,582

Note: Adjusted EBITDA for the nine month period ended September 30, 2008 include approximately $641 of July 31, 2008 pre-acquisition related costs

These pro forma combined consolidated condensed financial statements include the results of SGSI and Stream as if they had been combined from the beginning of each reporting period. This basis of presentation is not GAAP, however the company believes that this pro forma combined information provides the user with useful information to show the company’s performance on a full period reporting basis when compared with prior period. We derived the pro forma results of operations from (i) the historical statement of operations of Stream for the three months and nine months ended September 30, 2008 and September 30, 2007, giving pro forma effect to the acquisition as if it had occurred on January 1, 2007 and 2008and (ii) the historical statement of operations of SGSI for the three months and nine months ended September 30, 2008 and September 30, 2007, giving pro forma effect to the acquisition as if it had occurred on January 1, 2007 and 2008. The pro forma results of operations are not necessarily indicative of results of operations that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of Stream. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

STREAM GLOBAL SERVICES, INC.

RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA INFORMATION

(Unaudited)

(in thousands)

(US GAAP Basis)	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2008	Period Ended June 26, 2007 to September 30 2007
Net Income (loss)	$(919)	$(11)	$942	$(18)
Add (deduct) items to reconcile to non-GAAP Adjusted EBITDA
Provision for Income taxes	1,757	—	2,827	—
Pro forma depreciation and amortization	5,938	5,025	17,460	14,488
Interest and other expense (income)	533	2	(2,952)	3
Operating income (loss) from SHC for the period prior to the acquisition on July 31, 2008, excluding depreciation and amortization	(153)	(2,234)	1,704	(1,891)

Pro forma Adjusted EBITDA	$7,156	$2,781	$19,981	$12,582

Note – Nine months ended September 30, 2008 includes approximately $641 of Global BPO costs prior to July 31, 2008

STREAM GLOBAL SERVICES, INC.

STATEMENT OF OUTSTANDING COMMON SHARE EQUIVALENTS AND WARRANTS

AS OF SEPTEMBER 30, 2008

(Unaudited)

(in thousands)

	Shares /warrants outstanding	Percentage
Common share equivalents outstanding:
Common shares held by founding stockholders subject to resale restrictions	7,813	22.7%
Common shares held by employees subject to resale restriction	112	0.34%
Common shares held by an institutional investor	1,250	3.6%
Common shares held by other public investors	296	0.9%

Common shares outstanding	9,471
Common share equivalents from conversion of 150,000 preferred shares held by Ares at $6.00 per share conversion price	25,000	72.5%

Total common share equivalents outstanding	34,471	100.0%

Warrants and employee stock options outstanding:
Publicly held warrants outstanding, exercisable at $6.00 per warrant into common shares	31,250
Ares held warrants outstanding, exercisable at $6.00 per warrant into common shares	7,500
Employee stock options, exercisable at $6.00 per share and not yet vested	2,640